Exhibit 99.1

PURE Bioscience Reports Fiscal Second Quarter 2025

Financial Results

EL CAJON, Calif. – PURE Bioscience, Inc. (OTCQB: PURE) (“PURE,” the “Company” or “we”), creator of the patented non-toxic silver dihydrogen citrate (SDC) antimicrobial, today reported financial results for the fiscal second quarter ended January 31, 2025.

Summary of Results – Fiscal Second Quarter Operations

●	Net product sales were $391,000 and $325,000 for the fiscal second quarter ended January 31, 2025 and 2024, respectively. The increase of $66,000 was attributable to increased sales across our distribution network.
●	Net loss for the fiscal second quarter ended January 31, 2025 was $798,000, compared to $1,002,000 for the fiscal second quarter ended January 31, 2024. Selling, general and administrative expenses decreased by $194,000. The decrease was due to reductions in personnel costs, professional service fees and share-based compensation.
●	Net loss, excluding share-based compensation, for the fiscal second quarter ended January 31, 2025 was $771,000, compared to $938,000 for the fiscal second quarter ended January 31, 2024.
●	Net loss per share was ($0.01) for the fiscal second quarters ended January 31, 2025 and 2024, respectively.

Summary of Results – Prior Six Months

●	Net product sales were $946,000 and $1,043,000 for the six months ended January 31, 2025 and 2024, respectively. The decrease of $97,000 was attributable to decreased sales across our end user network.
●	Net loss for the six months ended January 31, 2025 was $1,487,000, compared to $1,737,000 for the six months ended January 31, 2024. Selling, general and administrative expenses decreased by $386,000. The decrease was due to reductions in personnel costs, professional service fees and share-based compensation.
●	Net loss, excluding share-based compensation, for the six months ended January 31, 2025 was $1,403,000, compared to $1,593,000 for the six months ended January 31, 2024.
●	Net loss per share was ($0.01) for the six months ended January 31, 2025, compared to $(0.02) for the six months ended January 31, 2024.

Robert Bartlett, Chief Executive Officer, stated, “Our fiscal second quarter year-over-year sales growth demonstrates the progress we are making with our direct customers and distribution network. This quarter’s biggest accomplishment was advancing our dairy membrane solutions from the microbiological laboratory bench work to the Dairy Pilot Processing Center for scale-up testing at a leading California State University and into full-scale commercial in-plant pilots. Since the launch of our in-plant pilot program, we have been working closely with a large distribution partner to ensure success in the field.”

Successful pilot treatments of both Ultra-Filtration (UF) and Reverse Osmosis (RO) membrane systems have been pivotal in proving the viability of the Company’s solution in the dairy industry. These treatments have provided invaluable data necessary to move forward with launching a new solution that promises to revolutionize the industry.

The new non-oxidizing membrane solution offers a range of benefits, including conserving water and energy, removing fouling, restoring throughput, and prolonging membrane life. Furthermore, it reduces operational costs by minimizing Clean-In-Place cycle downtime, a critical factor in dairy operations.

“We are committed to expanding the availability of this innovative solution and improving operational efficiency in the dairy industry,” concluded Bartlett.

About PURE Bioscience, Inc.

PURE is committed to redefining chemical safety through its innovative technology. With a focus on efficacy and effectiveness, PURE develops advanced solutions that meet the highest safety standards and produce best-in-class results for its consumers and distributors. PURE continues to focus on developing and commercializing our proprietary antimicrobial products, primarily in the food and beverage industry. We provide solutions to combat the health and environmental challenges of pathogens and hygienic control. Our technology platform is based on patented, stabilized ionic silver, and our initial products contain silver dihydrogen citrate, better known as SDC. This broad-spectrum, non-toxic antimicrobial agent formulates well with other compounds. As a platform technology, SDC is distinguished from existing products in the marketplace because of its superior efficacy, reduced toxicity, and mitigation of bacterial resistance. Additional information on PURE is available at www.purebio.com.

Forward-looking Statements: Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Statements in this press release, including quotes from management, concerning the Company’s expectations, plans, business outlook, future performance, future potential revenues, expected results of the Company’s marketing efforts, the execution of contracts under negotiation, and any other statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters, are “forward-looking statements.” Forward-looking statements inherently involve risks and uncertainties that could cause our actual results to differ materially from any forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s failure to implement or otherwise achieve the benefits of its proposed business initiatives and plans; acceptance of the Company’s current and future products and services in the marketplace, including the Company’s ability to convert successful evaluations and tests for PURE Control and PURE Hard Surface into customer orders and customers continuing to place product orders as expected and to expand their use of the Company’s products; the Company’s ability to maintain relationships with its partners and other counterparties; the Company’s ability to generate sufficient revenues and reduce its operating expenses in order to reach profitability; the Company’s ability to raise the funding required to support its continued operations and the implementation of its business plan; the ability of the Company to develop effective new products and receive required regulatory approvals for such products, including the required data and regulatory approvals required to use its SDC-based technology as a direct food contact processing aid in raw meat processing; competitive factors, including customer acceptance of the Company’s SDC-based products that are typically more expensive than existing treatment chemicals; dependence upon third-party vendors, including to manufacture its products; and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission (the SEC), including its Form 10-K for the fiscal year ended July 31, 2024, Form 10-Q for the fiscal first quarter ended October 31, 2024, and Form 10-Q for the fiscal second quarter ended January 31, 2025. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Contact:

Mark Elliott, VP Finance

PURE Bioscience, Inc.

Phone: 619-596-8600 ext.: 116

PURE Bioscience, Inc.

Condensed Consolidated Balance Sheets

	January 31, 2025	July 31, 2024
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$202,000	$349,000
Accounts receivable	180,000	298,000
Inventories, net	75,000	56,000
Restricted cash	75,000	75,000
Prepaid expenses	30,000	27,000
Total current assets	562,000	805,000
Property, plant and equipment, net	12,000	13,000
Total assets	$574,000	$818,000
Liabilities and stockholders’ deficiency
Current liabilities
Accounts payable	$700,000	$601,000
Accrued liabilities	166,000	132,000
Total current liabilities	866,000	733,000
Long-term liabilities
Convertible notes payable to related parties	3,975,000	2,949,000
Total long-term liabilities	3,975,000	2,949,000
Total liabilities	4,841,000	3,682,000
Commitments and contingencies
Stockholders’ deficiency
Preferred stock, $0.01 par value: 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value: 200,000,000 shares authorized, 111,856,473 shares issued and outstanding at January 31, 2025, and July 31, 2024	1,119,000	1,119,000
Additional paid-in capital	132,696,000	132,612,000
Accumulated deficit	(138,082,000)	(136,595,000)
Total stockholders’ deficiency	(4,267,000)	(2,864,000)
Total liabilities and stockholders’ deficiency	$574,000	$818,000

PURE Bioscience, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Six Months Ended		Three months Ended
	January 31,		January 31,
	2025	2024	2025	2024
Net product sales	$946,000	$1,043,000	$391,000	$325,000
Royalty revenue	1,000	5,000	—	1,000
Total revenue	947,000	1,048,000	391,000	326,000
Cost of goods sold	395,000	429,000	164,000	149,000
Gross profit	552,000	619,000	227,000	177,000
Operating costs and expenses
Selling, general and administrative	1,752,000	2,138,000	871,000	1,065,000
Research and development	152,000	156,000	81,000	76,000
Total operating costs and expenses	1,904,000	2,294,000	952,000	1,141,000
Loss from operations	(1,352,000)	(1,675,000)	(725,000)	(964,000)
Other income (expense)
Other income (expense), net	(3,000)	—	(3,000)	—
Interest expense, net	(132,000)	(62,000)	(70,000)	(38,000)
Total other income (expense)	(135,000)	(62,000)	(73,000)	(38,000)
Net loss	$(1,487,000)	$(1,737,000)	$(798,000)	$(1,002,000)
Basic and diluted net loss per share	$(0.01)	$(0.02)	$(0.01)	$(0.01)
Shares used in computing basic and diluted net loss per share	111,856,473	111,856,473	111,856,473	111,856,473

PURE Bioscience, Inc.

Condensed Consolidated Statement of Stockholders’ Equity (Deficiency)

(Unaudited)

	Six Months Ended January 31, 2025					Six Months Ended January 31, 2024
	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity	Shares	Amount	Capital	Deficit	Equity

Balances at beginning of period	111,856,473	$1,119,000	$132,612,000	$(136,595,000)	$(2,864,000)	111,856,473	$1,119,000	$132,398,000	$(133,245,000)	$272,000
Share-based compensation expense - stock options	—	—	84,000	—	84,000	—	—	144,000	—	144,000
Share-based compensation expense - restricted stock units	—	—	—	—	—	—	—	—	—	—

Net loss	—	—	—	(1,487,000)	(1,487,000)	—	—	—	(1,737,000)	(1,737,000)

Balances at end of period (Unaudited)	111,856,473	$1,119,000	$132,696,000	$(138,082,000)	$(4,267,000)	111,856,473	$1,119,000	$132,542,000	$(134,982,000)	$(1,321,000)

	Three Months Ended January 31, 2025					Three Months Ended January 31, 2024
	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity	Shares	Amount	Capital	Deficit	Equity

Balances at beginning of period (Unaudited)	111,856,473	$1,119,000	$132,669,000	$(137,284,000)	$(3,496,000)	111,856,473	$1,119,000	$132,478,000	$(133,980,000)	$(383,000)
Share-based compensation expense - stock options	—	—	27,000	—	27,000	—	—	64,000	—	64,000
Share-based compensation expense - restricted stock units	—	—	—	—	—	—	—	—	—	—

Net loss	—	—	—	(798,000)	(798,000)	—	—	—	(1,002,000)	(1,002,000)

Balances at end of period (Unaudited)	111,856,473	$1,119,000	$132,696,000	$(138,082,000)	$(4,267,000)	111,856,473	$1,119,000	$132,542,000	$(134,982,000)	$(1,321,000)

PURE Bioscience, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended
	January 31,
	2025	2024
Operating activities
Net loss	$(1,487,000)	$(1,737,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	84,000	144,000
Depreciation and amortization	1,000	74,000
Changes in operating assets and liabilities:
Accounts receivable	118,000	114,000
Inventories	(19,000)	14,000
Prepaid expenses	(3,000)	(1,000)
Interest on note payable to related parties	126,000	56,000
Accounts payable and accrued liabilities	133,000	13,000
Net cash used in operating activities	(1,047,000)	(1,323,000)
Financing activities
Net proceeds from note payable to related parties	900,000	785,000
Net cash provided by financing activities	900,000	785,000
Net decrease in cash, cash equivalents, and restricted cash	(147,000)	(538,000)
Cash, cash equivalents, and restricted cash at beginning of period	424,000	1,170,000
Cash, cash equivalents, and restricted cash at end of period	$277,000	$632,000

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$202,000	$557,000
Restricted cash	$75,000	$75,000
Total cash, cash equivalents and restricted cash	$277,000	$632,000

Supplemental disclosure of cash flow information
Cash paid for taxes	$—	—